EXHIBIT 10.6
                             TELEPHONE COMPANY
                     WHOLESALE DISTRIBUTION AGREEMENT


This Agreement is made effective as of the 1st day of the month of April 1999 between International Telephone Company (hereinafter "ITC"), a Delaware corporation registered in Florida as Interglobal Telephone Company, with its principal place of business at 110 East Broward Boulevard, Suite 610, Fort Lauderdale, Florida 33301, United States of America, and Golden Access Group having its principal place of residence or business in 1865 Brickell Ave, A-1609 Miami, Fl 33129 (hereinafter "Customer" ).

In consideration of the Agreement contained herein, the parties agree to the following:

I.       Nature of Services
ITC will operate an international database that will supply services including, but not limited to, the re-origination of discounted telephone and data communication through the ITC corporate headquarters. ITC's service will provide international real-time billing and comprehensive transactional analyses for the Customer.

II.      Duration of and Termination of Agreement
         A. This Agreement shall be binding upon execution by all parties hereto and shall remain in full force and effect until terminated as set forth herein.

         B. Either party may terminate this Agreement upon written notice to the other party at least thirty days prior to the termination date.

         C. Either party may terminate this Agreement for a material breach. The material breach must be set forth in writing and transmitted to the breaching party. The breaching party shall have 15 days after receiving the written notice to cure the breach and present evidence to the non-breaching party of the cure. If the breach is not cured within 15 days, then the non-breaching party may terminate this Agreement immediately upon written notice to the other party. Any violation of the requirements set forth in this Agreement shall constitute a material breach unless the paragraph specifically provides otherwise.

         D. In addition to other remedies herein in the event of a material breach, ITC may cease services immediately, without demand, notice or delay, in the event Customer fails to maintain the deposit as required under paragraph (D) section (IV) .

III.     Consideration for Services
In consideration for the services rendered by ITC, Customer shall pay ITC the fees calculated on the basis of ITC's actual cost plus 20% markup, however, for the purpose of the Customer's costing requirements, a Schedule of Fees (attached hereto) will be provided by ITC, which will be calculated on the basis of a blended cost formula plus 20%. Said Schedule of Fees may be adjusted from time to time at the discretion of ITC and the new fee schedule shall be provided upon 30 days notice to Customer

IV.      Obligations of the Vendor
         A. Confidentiality. For the duration of this Agreement and for a period of two years following the termination of this Agreement, Customer agrees not to disclose any confidential information to any person, firm, corporation, association or any entity for any purpose or reason whatsoever, except to authorized persons following written approval from ITC. In the event of a breach or threatened breach of this paragraph , the non-breaching party, shall be entitled to injunctive relief restraining the breaching party from disclosing such confidential information. Such confidential information includes, but is not limited to, information on revenues, costs, agents, technical systems information, relationship with providers or other information regarding the operation of ITC.

         B. Independent Contractor. Customer shall market and sell at its own expense the service of ITC. Customer shall act as an independent contractor on its own behalf. Customer shall be responsible for all supplies, expenses, insurance, as well as Federal and State taxes resulting from its performance of this Agreement.

         C. Payment Terms. ITC shall invoice Customer on or before the 1st day of each month with full payment due within 30 days upon receipt of said invoice. ITC shall also provide an electronic file of the billing data, in a mutually agreed format, at the same time.

         D. Security for Customers' Accounts. Customer shall deposit with ITC, prior to the performance of any services by ITC, cash and/or an irrevocable letter of credit from a United States bank or financial institution acceptable to ITC payable to ITC in an amount sufficient to cover one and one-half (1 1/2) times the estimated average total monthly charges to Customer. Said deposit shall be subject to offset by ITC in the event payment of the account balance is not made by Customer. The term "payment" as used herein shall mean the amount of money cleared in ITC's United States banking account. Payment shall not include projected or uncollected amounts and/or amounts that have not been cleared to ITC's United States banking account. In the event an offset is made against the required deposit, an additional deposit must be made immediately by Customer to return the deposit to the required level. ITC retains the right to cease further performance of service at any time the deposit required herein falls below the required level, however, must notify Customer seven (7) days prior to such action, in order to allow sufficient time for corrective action. ITC retains the right to review the deposit and adjust the required amount necessary to adequately protect ITC as determined by ITC in their discretion.

V.       Obligations of ITC
         A. ITC assures that it will use its best efforts to maintain the highest standards of service and to provide products that will compare with competitive services.

         B. ITC will provide the necessary physical space and facilities to allow installation of Customer's equipment at ITC's switching premises, including the provision of an environmentally controlled area that offers sufficient temperature and power protection.

         C. ITC will provide the necessary internal PSTN (T1) connections to the switching facility that will enable Customer to connect its equipment as required.

         D. ITC will provide the necessary IP connection to support the installation of Customer's equipment as required.

         E. ITC will allow reasonable ease of access to the premises that houses the Customer equipment to authorized Customer personnel as required.

         F.  ITC  will   provide   basic   technical   support  (as  needed)  to
restore/reconfigure  the Customer's equipment on a twenty-four (24) hour x seven
(7) day basis under remote supervision of authorized Customer's personnel.


VI.      Non-exclusive Territory
Customer will be given a defined geographical region to sell the service of ITC. The defined geographical region is listed on a Schedule attached hereto. ITC will determine the number of vendors who will be authorized to market and sell the service of ITC in a defined region. ITC may have numerous vendors in the same or similar region. Customer does not have exclusive rights to the territory defined in the Schedule attached hereto.


VII.     Miscellaneous
         A. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         B. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         C. This Agreement shall be binding upon and shall operate for the benefit of the parties hereto and their respective heirs and assigns.

         D. This Agreement shall not be amended, supplemented or modified except by an instrument in writing signed by all parties hereto.

         E. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party shall be awarded a reasonable attorney's fee, which shall include a reasonable attorney's fee for any appellate proceedings, expenses, including any accounting expenses, and costs.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

By: ______________________________          By: _______________________________
      Golden Access Group
      Paul Callihoo
      VP Business Development

                                   Schedule A


Territory of intended solicitation:

1.       Worldwide

I understand that I do not have exclusive rights to solicit the above territory(ies) as stated in section VI of attached Wholesale Distribution Agreement.



--------------------------------                     ----------------
Signed                                                        Date